UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 16, 2008

Everest Re Group, Ltd.

____________________________________________________________________________________________

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

_______________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note: This amended Current Report on Form 8-K provides the Item 5.02 disclosure associated with the Current Report on Form 8-K previously filed by the registrant on October 20, 2008.

Item 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 16, 2008, the registrant entered into an Employment Agreement with Mark S. de Saram, Managing Director and CEO of the registrant’s wholly owned subsidiary Everest Reinsurance (Bermuda), Ltd. effective November 1, 2008. This Employment Agreement replaces the prior employment agreement entered into on October 31, 2006 between the registrant and Mr. de Saram and which expires on November 1, 2008.

The material terms of the Employment Agreement are as follows:

Term:	November 1, 2008 to November 1, 2010
Annual Salary:	$465,000
Savings Plan:	Cash payment of 10% of monthly salary in lieu of participation in savings plan
Bonus:	Eligible to participate in Annual Incentive Plan (discretionary plan)
Benefit Plans:	Eligible to participate in Everest Reinsurance (Bermuda), Ltd. medical, dental and group life insurance plans
Housing Allowance:	$12,500 per month
Car/Car Allowance:	Provided
Airline Tickets:	Reimbursed every three months for one economy class airline ticket
Membership Fees:	Reimburse for reasonable membership fees for Tucker’s Point Club

The full text of the Employment Agreement is incorporated herein by reference from Exhibit 10.1 to the Current Report on Form 8-K (Item 1.01) previously filed by the registrant on October 20, 2008.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement with Mark S. de Saram (incorporated by
reference from the registrant’s Current Report on Form 8-K (Item 1.01) filed on October
20, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By: /S/CRAIG EISENACHER

Craig Eisenacher

Executive Vice President and

Chief Financial Officer

Dated: October 20, 2008